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                                                                  EXECUTION COPY


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                            THIRD AMENDMENT AGREEMENT

                          Dated as of February 27, 2002

                                      among

                             EXCELSIOR FUNDS, INC.,
                        EXCELSIOR TAX-EXEMPT FUNDS, INC.
                        AND EXCELSIOR INSTITUTIONAL TRUST
                            ON BEHALF OF EACH SERIES
                            OR PORTFOLIO NAMED HEREIN



                                       and



                               JPMORGAN CHASE BANK
                  (Formerly known as The Chase Manhattan Bank),
                       as Administrative Agent and Lender


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              To The Credit Agreement Dated as of December 27, 1999

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         THIS THIRD AMENDMENT AGREEMENT, dated as of February 27, 2002 (this
"Amendment"), among (i) each fund signatory hereto (each a "Fund" and, collectively, the "Funds") on behalf of the series or portfolios of the Fund, which series and portfolios are listed on Schedule I beside the name of the Fund of which each series or portfolio is a series or portfolio (each such series or portfolio, a "Borrower" and, collectively, the "Borrowers"), (ii) the banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and (iii) JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") to the Credit Agreement, dated as of December 27, 1999 (the "Original Closing Date") among all of such parties (as amended, the "Agreement").

                              W I T N E S S E T H:

                  WHEREAS, the parties to the Agreement previously amended the Agreement pursuant to a letter agreement dated as of December 25, 2000, First Amendment Agreement dated as of February 28, 2001 and the Second Amendment Agreement dated as of July 10, 2001;

                  WHEREAS, the parties to the Agreement desire to amend the Agreement as of the date hereof (the "Amendment Effective Date") in order to extend further the term of the Agreement until February 26, 2003;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings specified in the Agreement.

          SECTION 2. Amendment to the Agreement. (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of the term "Termination Date" and inserting in lieu thereof the following:

                     "Termination Date': February 26, 2003 or such earlier date on which the Commitments shall terminate as provided herein."

               (b) Section 1.1 of the Agreement is hereby amended by adding the following defined term in its proper alphabetical order:

                     "Designated Borrower': shall mean each of the following
          Borrowers: Emerging Markets Fund, Latin America Fund, Real Estate Fund, Technology Fund and Biotechnology Fund."

               (c) Section 2.3(a) of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

          Each Borrower severally agrees to pay to the Administrative Agent for the account of each Lender such Borrower's pro rata Allocation (as adjusted from time to time in accordance with the terms hereof) of a commitment fee ("Commitment Fee") during the period which shall begin on the first day of the Commitment Period and shall extend to

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          the Termination Date, which Commitment Fee shall be a quarterly fee, computed at the rate of .15% per annum on the average daily amount of the Available Commitments of all Lenders in the aggregate during each calendar quarter.

                  (d) Section 2.6(b) of the Agreement is hereby amended by adding immediately after "300%" in the second line thereof the following:

          "(or 1000% with respect to a Designated Borrower)."

                  (e) Section 4.2(c) of the Agreement is hereby amended by adding immediately after "300%" in the third line thereof the following:

          "(or 500% with respect to a Designated Borrower)."

                  (f) Section 6.1 of the Agreement is hereby amended by deleting such provision in its entirety and inserting in lieu thereof the following:

                  "Financial Condition Covenant. Permit the Asset Coverage Ratio of such Borrower to be less than 1000% with respect to a Designated Borrower and 300% with respect to the other Borrowers (with all borrowings under this Agreement deemed to be Senior Securities under the 1940 Act), or allow borrowings of such Borrower to exceed the limits set forth in such Borrower's Prospectus or to exceed the requirements of the 1940 Act."

                  (g) Schedule I to the Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof the
Schedule I attached to this Amendment.

          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:

                  (a) Executed Agreement and Payment of Fees. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Funds on behalf of such Fund and each Borrower, with a counterpart for each Lender. The Administrative Agent and Danske Bank shall have received all fees due and payable to them pursuant to this Amendment, including an Up-Front Lender's Fee of $50,000, which Up-Front Lender's Fee shall be divided equally between the Administrative Agent and Danske Bank.

                  (b) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by each Fund, of the most recent Prospectus for each Borrower, the Shareholder Services Agreement for each Borrower, the Custody Agreement for each Borrower, the Distribution Agreement for each Borrower, the Investment Management Agreement of each Fund with respect to each Borrower, the current registration statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party. To the extent that any of the foregoing documents has not been amended since the Original Closing Date and continues to be in full

                                      -2-

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force and effect, the Borrowers may deliver to the Administrative Agent an officer's certificate to such effect in lieu of such document.

          (c) Proceedings of the Funds and the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of trustees or directors, as the case may be, of each of the Funds authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or an Assistant Secretary of such Person as of the Amendment Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

          (d) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of each of the Funds, dated the Amendment Effective Date, as to the incumbency and signature of the officers of such Fund executing any Loan Document executed by the Secretary or any Assistant Secretary of such Fund, reasonably satisfactory in form and substance to the Administrative Agent.

          (e) Organizational Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the charter or certificate or other constitutive documents, as the case may be, and by-laws or similar organizational document of each of the Funds, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Fund. To the extent that any of the foregoing documents has not been amended since the Original Closing Date and continues to be in full force and effect, the Borrowers may deliver to the Administrative Agent an officer's certificate to such effect in lieu of such document.

          (f) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Fund Counsel (with customary assumptions and exceptions) to each of the Funds and each Borrower, substantially similar to the legal opinion delivered by them on the Original Closing Date.

          (g) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, the most recent publicly available financial information (which includes a list of portfolio securities) for each of the Funds and each Borrower.

          (h) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby and by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions (with customary assumptions and exceptions) in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     SECTION 4. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

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          (a) This Amendment has been duly authorized and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (b) The representations and warranties set forth in Section 3 of the Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

     SECTION 5. Reference to and Effect on the Documents. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each party.

     SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard to its conflict of laws principles.

     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

                           [Signature pages to follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         JPMORGAN CHASE BANK (formerly known as
                                         The  Chase Manhattan Bank),
                                         as Administrative Agent and as a Lender



                                         By:   /s/Maria H. Dell'Aquila
                                             -------------------------------
                                               Name:  Maria H. Dell'Aquila
                                               Title: Vice President

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                 [JPMORGAN CHASE/EXCELSIOR FUNDS THIRD AMENDMENT
                                 SIGNATURE PAGE]



                                 DANSKE BANK A/S, Lender



                                 By: /s/ George Neofiting
                                     ---------------------------
                                     Name:  George Neofiting
                                     Title: Vice President

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                 [JPMORGAN CHASE/EXCELSIOR FUNDS THIRD AMENDMENT
                                 SIGNATURE PAGE]



                            EXCELSIOR FUNDS, INC., on behalf of
                                 Money Fund
                                 Government Money Fund
                                 Treasury Money Fund
                                 Short-Term Government Securities Fund
                                 Intermediate-Term Managed Income Fund
                                 Managed Income Fund
                                 Blended Equity Fund
                                 Energy and Natural Resources Fund
                                 Value and Restructuring Fund
                                 Small Cap Fund
                                 International Fund
                                 Emerging Markets Fund
                                 Pacific/Asia Fund
                                 Pan European Fund
                                 Latin America Fund
                                 Large Cap Growth Fund
                                 Real Estate Fund
                                 Technology Fund
                                 Biotechnology Fund



                            By: /s/ Brian F. Schmidt
                               --------------------------------
                                Name:  Brian F. Schmidt
                                Title: Vice President &
                                       Chief Financial Officer

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                 [JPMORGAN CHASE/EXCELSIOR FUNDS THIRD AMENDMENT
                                 SIGNATURE PAGE]



                            EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of
                                    Tax-Exempt Money Fund
                                    Short-Term Tax-Exempt Securities Fund
                                    Intermediate-Term Tax-Exempt Fund
                                    Long-Term Tax-Exempt Fund
                                    New York Intermediate-Term Tax-Exempt Fund
                                    California Tax-Exempt Income Fund
                                    New York Tax-Exempt Money Fund



                            By: /s/ Brian F. Schmidt
                                --------------------------------
                                Name:  Brian F. Schmidt
                                Title: Vice President &
                                       Chief Financial Officer



                            EXCELSIOR FUNDS TRUST, on behalf of
                                    Equity Fund
                                    Income Fund
                                    Total Return Bond Fund
                                    International Equity Fund
                                    Optimum Growth Fund
                                    Mid Cap Value Fund
                                    High Yield Fund



                            By: /s/ Brian F. Schmidt
                                --------------------------------
                                Name:  Brian F. Schmidt
                                Title: Vice President &
                                       Chief Financial Officer

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                                   SCHEDULE I

BORROWER                                               PRO RATA ALLOCATION
--------                                               -------------------

I.   Excelsior Funds, Inc.

Money Fund                                                     15.8149%
Government Money Fund                                           8.9716%
Treasury Money Fund                                             4.2646%
Short-Term Government Securities Fund                           0.4828%
Intermediate-Term Managed Income Fund                           1.6245%
Managed Income Fund                                             2.0340%
Equity Fund                                                     7.2523%
Energy and Natural Resources                                    0.7084%
Value and Restructuring Fund                                   13.6834%
Small Cap Fund                                                  0.7676%
International Fund                                              3.0363%
Emerging Markets Fund                                           0.0910%
Pacific/Asia Fund                                               0.4169%
Pan European Fund                                               1.1518%
Latin America Fund                                              0.1375%
Large Cap Growth Fund                                           3.3753%
Real Estate Fund                                                0.3690%
Technology Fund                                                 0.2036%
Biotechnology Fund                                              0.0418%

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II.   Excelsior Tax-Exempt Funds, Inc.

Tax-Exempt Money Fund                                          19.2437%
Short-Term Tax-Exempt Securities Fund                           0.4540%
Intermediate-Term Tax-Exempt Fund                               2.5388%
Long-Term Tax-Exempt Fund                                       1.0269%
New York Intermediate-Term Tax-Exempt Fund                      1.1310%
California Tax-Exempt Income Fund                               0.5034%
New York Tax-Exempt Money Fund                                  4.5289%

III.   Excelsior Funds Trust

Equity Fund                                                     1.2221%
Income Fund                                                     0.8579%
Total Return Bond Fund                                          2.3279%
International Equity Fund                                       0.6744%
Optimum Growth Fund                                             0.6556%
Mid Cap Value Fund                                              0.2915%
High Yield Fund                                                 0.1167%

                                      -10-